Exhibit 10.3
3COM CORPORATION
2003 STOCK PLAN, AS AMENDED
RESTRICTED STOCK GRANT
AGREEMENT
     THIS STOCK GRANT AGREEMENT (the “Award Agreement”) is made on <<date>> (the “Grant Date”), by and between 3Com Corporation (the “Company”), and <<recipient>> (the “Participant”).
     The Company desires to issue and the Participant desires to acquire shares of the Common Stock as herein described, pursuant to the Company’s 2003 Stock Plan, as amended (the “Plan”), on the terms and conditions set forth in this Award Agreement and the Plan, the terms and conditions of which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Plan.
     IT IS AGREED between the parties as follows:
     1. Issuance of Shares. On the Grant Date, the Company shall issue to the Participant, subject to the provisions hereof and the Plan, <<insert number>> shares of Common Stock (the “Shares”) in consideration for the Participant’s past service with the Company.
     No Shares shall be issued pursuant to this Award Agreement if the issuance and delivery of such Shares would constitute a violation of any applicable federal or state securities law or other law or regulation, or would fail to satisfy the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the issuance and delivery of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
     2. Administration. All questions of interpretation concerning this Award Agreement shall be determined by the Administrator. All determinations by the Administrator shall be final and binding upon all persons having an interest in this Award Agreement.
     3. Vesting and Unvested Share Reacquisition Right.
          (a) Vesting. Provided the Participant remains a Service Provider through each vesting [date/event], the Shares shall become “Vested Shares” for purposes of this Award Agreement <<vesting terms>>.
          [(b) One Year Holding Requirement. The Shares granted to a Participant are subject to a holding period requirement of one (1) year when accelerated vesting occurs. If the acceleration fails to take place, the Shares vesting <<time increment>> from the Grant Date (cliff vesting) do not require the Participant to maintain a one (1)-year post vesting holding period.]
          (c) Unvested Share Reacquisition Right. In the event the Participant’s Service Provider relationship with the Company is terminated for any reason, with or without cause, the Company shall automatically reacquire Shares that are not then Vested Shares (the

Restricted Stock Agreement Form

“Unvested Shares”) and the Participant shall not be entitled to any payment therefore (the “Unvested Share Reacquisition Right”).
     4. Legends. The Company may at any time place legends referencing the Unvested Share Reacquisition Right set forth in Section 3 above and any applicable federal and/or state securities law restrictions on all certificates representing Shares subject to the provisions of this Award Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired under this Award Agreement in the possession of the participant in order to carry out the provisions of this Section 4. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THIS AWARD AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”
     5. Escrow.
          (a) Establishment of Escrow. To ensure that the Shares subject to the Unvested Share Reacquisition Right will be available for reacquisition, the Company may require the Participant to deposit the certificate or certificates evidencing the Unvested Shares with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of the issuance of Shares to the Participant, the Company reserves the right at any time to require the Participant to so deposit the Unvested Share certificate or certificates in escrow. The Company shall bear the expenses of the escrow.
          (b) Delivery of Shares to Participant. As soon as practicable after the expiration of the Unvested Share Reacquisition Right, the escrow agent shall deliver to the Participant the Shares no longer subject to such restriction.
     6. Transfers in Violation of Award Agreement. The Company shall not be required (a) to transfer on its books any Shares which are sold or transferred in violation of any of the provisions set forth in this Award Agreement, or (b) to treat as the owner of the Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom the Shares shall have been so transferred.
     7. Rights as a Stockholder or Employee. The Participant shall have no rights as a stockholder with respect to the Shares until such time the Shares are issued to the Participant in the form of a certificate or certificates for the Shares. Except as provided in Section 14(a) of the Plan, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued. Nothing in the Plan or in this Award Agreement shall confer upon the Participant any right to continue as a Service Provider, alter the Participant’s at-will employment status, or interfere in any way with any right of the Company to terminate the Participant’s Service Provider relationship at any time.
     8. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

Restricted Stock Agreement Form

     9. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon electronic delivery, or upon delivery by certified mail, addressed to the other party hereto at the address shown below such party’s signature to this Award Agreement or at such other address as such party may designate by ten (10) days advance written notice to all other parties hereto.
     10. Binding Effect. This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
     11. Section 83(b) Election. The Participant acknowledges and understands that when the Shares become Vested Shares under this Award Agreement, Section 83 of the U.S. Internal Revenue Code (the “Code”) imposes a tax at ordinary income rates with respect to such Vested Shares in an amount equal to the fair market value of such Vested Shares, determined on the date such Shares become Vested Shares. The Participant also understands that (i) alternatively, the Participant may elect to be taxed in the year the Shares were granted rather than when the Shares become Vested Shares by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the Grant Date; (ii) if the Participant files such an election, the Participant will be taxed at ordinary income rates on the fair market value of the Shares on the Grant Date; (iii) if the Participant makes such an election he or she must provide the Company with a copy of the election no later than three (3) business days after filing the election with the Internal Revenue Service; and (iv) the Participant must file another copy of the election with his or her federal income tax return for the tax year in which Participant filed the election. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s responsibility to determine whether it is advisable to make the election and, if the Participant so elects, to file the election in a timely fashion and to make any filings under corresponding provisions of state tax law.
     12. Withholding. Regardless of any action the Company or the Participant’s actual employer (“Employer”) takes with respect to any and all income tax (including U.S. federal, state or local taxes or non-U.S. taxes), social insurance contributions, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding any Tax-Related Items in connection with any aspect of this Award Agreement; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of it to reduce or eliminate the Participant’s liability for Tax-Related Items or to achieve any particular tax result. Furthermore, if the Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
     At the time that any Shares hereunder become vested, or if appropriate under applicable law, at the time that this Award Agreement is executed, or at any time thereafter as determined by the Company, the Company shall have the right to withhold the applicable minimum withholding taxes, including but not limited to federal tax, state tax, foreign taxes, or social taxes, if any, which arise in connection with the acquisition of Shares pursuant to the Plan, including, without limitation, obligations arising upon (i) the transfer, in whole or in part, of any Shares, (ii) the lapse of any restriction with respect to any Shares acquired pursuant to the Plan,

Restricted Stock Agreement Form

or (iii) the filing of an election to recognize a tax liability. The Participant authorizes the Company to withhold from the Participant’s compensation such amounts as may be necessary to satisfy the minimum applicable tax withholding obligations arising in connection with the issuance of the Shares pursuant to the Plan. The Company shall have no obligation to issue a certificate as to the Shares and/or to release the Shares from escrow until applicable withholding obligations have been satisfied.
     13. Trade for Taxes. Please circle the applicable election below if you wish to trade Shares to satisfy the minimum required tax withholding determined upon the date of vesting outlined in Section 12 above. If you elect to trade Shares to satisfy the minimum taxes due, the remaining amount due after the trade, less than the value of one Share, will be deducted from your cash compensation. If you wish to change your election during the life of the Award Agreement, you must contact stock administration at least thirty (30) days prior to the applicable vesting date.
TRADE SHARES FOR TAXES DUE (please circle one):       YES      NO
If you do not wish to trade Shares for taxes, and select “no” above, you must provide payment to stock administration within fifteen (15) days from date of vesting. If payment is not provided within fifteen (15) days after applicable taxes are due, stock administration will have the authority and discretion to (i) trade Shares to satisfy such applicable taxes or (ii) to withhold the entire tax obligation from your compensation.
     14. Broker. Your Shares will be deposited directly into your brokerage account with the Company’s approved broker when vested and the applicable withholding obligations have been satisfied.
     15. Certificate Registration. The certificate or certificates for the Shares acquired pursuant to this Award Agreement shall be registered in the name of the Participant.
     16. Integrated Agreement. This Award Agreement and the Plan, including any sub-plan to the Plan, constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Participant and the Company other than those set forth or provided for herein or therein. The terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all Plan interpretations, amendments, and rules approved by the Company.
     17. Governing Law. This Award Agreement is governed by the laws of the Commonwealth of Massachusetts, without reference to conflicts of law provisions. The parties hereby understand and agree that any action to enforce or interpret or otherwise regarding this Award Agreement shall be filed in the state or federal courts in the Commonwealth of Massachusetts.
     18. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his/her personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
     The Participant understands that the Employer, the Company and its subsidiaries hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number

Restricted Stock Agreement Form

or equivalent tax identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all Shares or other entitlements to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).
     The Participant further understands that the Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list of the names and addresses of any potential recipients of the Data by contacting the Company’s Stock Administration Department. The Participant authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Stock Administration Department. The Participant understands, however, that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Stock Administration Department.
     19. Nature of the Grant. In accepting the Stock Grant, the Participant acknowledges that:
          (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;
          (b) the Stock Grant is voluntary and occasional and does not create any contractual or other right to receive future awards of Stock Grants, or benefits in lieu of Stock Grants even if Stock Grants have been awarded repeatedly in the past;
          (c) all decisions with respect to future Stock Grants, if any, will be at the sole discretion of the Company;
          (d) the Participant’s participation in the Plan is voluntary;
          (e) Stock Grants and the Shares subject to the Stock Grants are an extraordinary item that do not constitute regular compensation for services of any kind rendered to the Company or to the Employer, and Stock Grants are outside the scope of the Participant’s employment contract, if any;
          (f) Stock Grants and the Shares subject to the Stock Grants are not intended to replace any pension rights or compensation;
          (g) Stock Grants and the Shares subject to the Stock Grants are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and

Restricted Stock Agreement Form

in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary;
          (h) the Stock Grants and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary;
          (i) the future value of the Shares is unknown and cannot be predicted with certainty;
          (j) in consideration of the Stock Grants, no claim or entitlement to compensation or damages arises from forfeiture of the Stock Grants resulting from termination of the Participant’s employment or other service-providing relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of any applicable law) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived his/her entitlement to pursue such claim; and
          (k) Stock Grants and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.
     20. Amendment or Termination. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan or on this Award, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement. Finally, the Administrator may at any time amend or terminate the Plan and/or the Award provided, however, that no such amendment or termination may adversely affect the Award without the consent of the Participant.
     21. Language. If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and the meaning of the translated version differs from the English version, the English version will control.
     22. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     23. Addendum. Notwithstanding any provision herein, this Award Agreement shall be subject to any country-specific terms and conditions set forth in the addendum to this Award Agreement, if any. Moreover, if the Participant relocates his or her residence to one of the countries included in such addendum, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The addendum constitutes part of this Award Agreement.
     24. No Compensation Deferral. Neither the Plan nor this Agreement is intended to provide for a deferral of compensation that would be subject to Code Section 409A (“Section 409A”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no Awards become subject to the requirements of Section 409A, provided however

Restricted Stock Agreement Form

that the Company makes no representation that the Award is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the Award.
     25. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of any Shares issued hereunder. The Participant is hereby advised to consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
     IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

COMPANY: 3COM CORPORATION		PARTICIPANT:

By:

Title:

Address:	Restricted Stock Administrator	Address:
3Com Corporation
350 Campus Drive
Marlborough, MA 01752-3064